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                                                                  EXHIBIT 10.9
                             DISTRIBUTION AGREEMENT

This Distribution Agreement ("Agreement") is entered into by and between Infoseek Corporation, a corporation duly organized under the laws of California, with its principal place of business at 1399 Moffett Park Drive, Sunnyvale, California 94089-1134, hereinafter referred to as "Infoseek", and drkoop.com, Inc., a corporation organized under the laws of the State of Delaware with its principal place of business at 8920 Business Park Drive, Longhorn Suite, Austin, Texas 78759, hereinafter referred to as "Content Partner" or "DrKoop.com". ABC News/Starwave Partners (which operates the ABCNews.com U.S. Internet site referred to herein a "ABCNews.com") and ESPN/Starwave Partners (also referred to as "EIV") (which operates the ESPN.com U.S. Internet site referred to herein as "ESPN.com") are parties to this Agreement only with respect to those provisions herein that specifically reference and apply to "ABCNews.com", "ESPN.com" and/or GO Partners. ABC News/Starwave Partners and ESPN/Starwave Partners are collectively referred to herein as the "GO Partners."

WITNESSETH:

WHEREAS, Infoseek hosts and maintains a U.S. version of the Internet service known as GO Network (the "Service" or "GO Network") located at, www.infoseek.go.com, www.go.com and/or such successor site(s) as may be designated by Infoseek through which information organized in applicable subject-related centers ("the Centers") is provided to its users ("Users"); the GO Network currently includes the following Infoseek Affiliate Internet sites: www.abcnews.com and www.espn.com; and

WHEREAS, Content Partner operates an Internet site located at www.drkoop.com (the "DrKoop.com Site") and is the provider of information described in Appendix A hereto ("DKC Health Content"), and e-commerce related content described in Appendix G (the "Commerce Content") which Content Partner and Infoseek desire to make available to Users. Content Partner and Infoseek have been in discussions concerning this Agreement since February, 1999. DKC Health Content and Commerce Content provided by Content Partner may be collectively referred to herein as "Content Partner Content".

NOW, THEREFORE, for good and valuable consideration, and in consideration of the mutual covenants and conditions herein set forth, and with the intent to be legally bound thereby, Infoseek and Content Partner hereby agree as follows:

1.   LICENSE; OBLIGATIONS OF CONTENT PARTNER; OBLIGATIONS OF INFOSEEK

     1.1  Grant.   Subject to the terms and conditions of this Agreement,
          -----
          Content Partner hereby grants to Infoseek and the GO Partners, a fully-paid, worldwide, non-exclusive right and license to use, reproduce, adapt, incorporate, integrate, distribute and otherwise exploit the Content Partner Content solely on the Service and to use Content Partner's trade names, trade dress, and trademarks as expressly permitted herein and as reasonably necessary with respect to the display and use of the Content Partner Content on the Service. Infoseek and its subsidiaries and Affiliates may use Content Partner Content other than on the Service, provided that Infoseek obtains Content Partner's prior consent for such use on a case-by-case basis. As used herein, "Affiliate" means with respect to a party to this Agreement, any entity that directly or indirectly controls, or is under common control with, or is controlled by, such party; "control" (including, with its correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise). The terms set forth in the Appendices attached hereto shall also

________________

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.
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          apply to this Agreement. The Content Partner Content shall be hosted by the parties as described herein and in the Appendices.

     1.2  Page Views. Infoseek shall guarantee, over the three year term of this
          ----------
          Agreement, *** Page Views on GO Network in accordance with the following:


          ***

          If, on the second anniversary of the Effective Date, Infoseek has not satisfied the minimum annual Page View requirements set forth above for Years 1 and 2 of this Agreement, and this Agreement has not been terminated as of the second anniversary of the Effective Date, Infoseek shall have ninety (90) days to correct the shortfall by delivering additional Page Views to Content Partner (a "make good" period). If such shortfall has not been corrected at the expiration of such ninety (90) day make good period, Infoseek shall refund to Content Partner the fees paid by Content Partner for Page Views not delivered. Notwithstanding the foregoing, if Infoseek subsequently delivers Page Views in excess of those guaranteed above ("Excess Page Views"), Infoseek shall be entitled to a refund, equivalent to the value of the Excess Page Views, of any fees previously refunded to
          Content Partner.   ***

          Notwithstanding the foregoing, if Infoseek delivers ***.

          As used herein, a "Page View" refers to each instance in which an HTML page is displayed to a User, which page contains any DKC Health Content or DrKoop.com branding (including, without limitation, banners, buttons or links), which shall, at minimum, contain one direct link to the GO Network-Wrapped Pages.

          ***

          As used herein "Impression" means an advertisement image that is viewable by a person accessing a web page on the Service. Impressions may include banners, buttons, interstitials, and any other web-based advertising that becomes generally available to advertisers on GO Network.

     1.3  Hosting by Infoseek.  DKC Health Content to be hosted on Infoseek's
          -------------------
          servers will be available to Users through certain web pages located at www.drkoop.go.com. Infoseek shall host all DKC Health Content that appears at Levels 1-3 within the Health Center on the Service. As used herein, "Level" means a page location within the Service as further
          described in Appendix  B.   Level 1 is the home page of the Health
          Center; Level 2 is a navigation page, and Level 3 is the first page where full text DKC Health Content appears. GO Partners will host any DKC Health Content on their sites.


__________________________

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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     1.4  Hosting by Dr.Koop.  The portion of the DKC Health Content not  hosted
          ------------------
          on Infoseek's servers (Level 4 content) will be hosted on Content Partner's servers and accessed by Users from Content Partner/Infoseek co-branded Web pages located at http://go.drkoop.com ("GO Network-Wrapped Pages") pursuant to the specifications in Appendix B hereto. Content Partner shall cooperate and assist Infoseek by promptly answering questions and complaints regarding any Content Partner Content. Each party shall promptly inform the other party of any event or circumstance, and provide all information pertaining to such event or circumstance, related or arising from this Agreement which could lead to a claim or demand against the other party by any third party. All DKC Health Content shall be provided to Users free of charge; provided, however, that GO Partners may charge Users for ISP services.

     1.5  Delivery of Content.  Content Partner will deliver to Infoseek the
          -------------------
          Infoseek-hosted Content Partner Content in a mutually agreeable format, electronically via modem or Internet access (e.g. Internet ftp or Internet e-mail). Content Partner agrees to certify that all
          deliveries hereunder were made electronically.   Content Partner will
          make updates to the Content Partner Content available to Infoseek and Infoseek shall update the Infoseek-hosted Content Partner Content on a regular mutually agreed upon basis. Infoseek shall have the right, but not the obligation, to remove, or direct Content Partner to remove any Content Partner Content, which Infoseek, in its reasonable discretion, determines to be offensive, in poor taste, or otherwise objectionable.

     1.6  Exclusivity.  Subject to the exceptions set forth below, during the
          -----------
          term of this Agreement, Content Provider shall be the exclusive provider of Health Content on the Center of GO Network devoted primarily to health related topics and named the Health Center ("Health Center"). The Health Center shall be the only Center within the Service devoted primarily to comprehensive health and medical information. In addition, during the term of this Agreement, Infoseek shall not enter into any agreements with any third party, other than Content Partner, to sell or offer within the Health Center (i) Health Insurance or (ii) clinical trial or clinical research opportunities of any kind. As used herein, Health Insurance is limited to insurance policies written to cover medical, dental and vision bills and expenses exclusively. ***:

          1.   ***.

          2. Infoseek's preexisting contracts with third parties for health related content; provided, however, Infoseek hereby agrees it shall not renew any such existing third party contracts and represents that such contracts shall expire on or before September 15, 1999. The foregoing representation concerning renewals and expirations shall not apply to third party agreements relating to GO Shop, as referenced in Appendix G, Section 2.1

          3. Health Content provided to Infoseek by news or data feeds or Freelancers;

          4. Any content created internally by Infoseek or a GO Partner or any of their Affiliates;

          5.   ***

          6.   ***
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***  Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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          7. Infoseek standard advertising banner business and Spotlight business ***.

          8. News and Editorial Content of any kind. As used herein "Editorial Content" means opinion pieces related to current events and magazine articles that may relate to health; ***.

          As used herein, "Freelancers" shall mean independent parties who receive a fee for their services and who are not (to Infoseek's or a GO Partner's knowledge) employed by any ***

          DrKoop.com acknowledges that the following shall not constitute a breach of this Section 1.6: (a) the Infoseek search technology may search the sites ***; (b) Infoseek may provide search-related products that may include results from such ***, health insurance information or products, or clinical trial information; and (c) such *** may be in the Service Directory. As used herein, Service Directory means the general directory on GO Network which is currently accessed through the tab "Web Directory."

          The placement and positioning of DKC Health Content within the Health Center shall be consistent with the mock up pages attached hereto as Appendix B. Each page of the Health Center will include separate links to DKC Health Content relating to pharmacy products and health insurance. Although Infoseek reserves the right to revise the look and feel of the Health Center and the display of DKC Health Content within the Health Center (except as expressly set forth herein), the relative prominence of such DKC Health Content within the Health Center shall be consistent with the mock up pages attached hereto as Appendix B.

          In the event of a breach of this Section 1.6 by Infoseek (an "Exclusivity Breach"), Content Partner's sole and exclusive remedy shall be to request removal of the content that violates this Section 1.6, and Infoseek shall comply with such request within five (5) business days. ***

     1.7  Access. The Health Center shall be accessible by Users through no more
          ------
          than one hyperlink from the GO home page. Further, Infoseek shall maintain the Health Center, in a manner consistent with its development and operation of the other Centers within GO Network.

     1.8  Commerce Content.  Content Partner will provide Commerce Content to
          ----------------
          the Service as further described in Appendix G.

     1.9  ***

__________________________

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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     1.10  Response Times.  The response times which DrKoop.com shall use to
           --------------
           remedy and/or correct any material limitations or errors in any Content Partner Content made available by or through DrKoop.com that Infoseek brings to DrKoop.com's attention or about which DrKoop.com otherwise becomes aware are specified in Appendix E; ***. DrKoop.com agrees not to override browser back button functionality to prevent Users who link to the GO Network-Wrapped Pages from the Service from returning to the Service. As used herein "Link" means a so-called "hot link" in graphical and/or textual format located on the applicable areas of the Service which takes the User directly to another web site or area within the site.

     1.11  Maintenance of Service.  Each party will be responsible for its
           ----------------------
           respective telecommunications charges with respect to the provision of respective portions of the Content Partner Content to Infoseek and to Users. Except as expressly provided herein, Infoseek retains the right to adapt or otherwise alter the design, look, and any other attributes of the Service and Service pages. Infoseek will use reasonable efforts to promptly incorporate into the Content Partner Content error corrections within a reasonable period of time after Content Partner makes such corrections available to Infoseek; provided, however that if Content Partner advises Infoseek in writing during normal business hours that failure to promptly correct an error could result in serious physical injury to a User, Infoseek shall exercise prompt and commercially reasonable efforts to expedite the correction of such error.

     1.12  User Registration
           -----------------

           a. DrKoop.com shall ensure that its privacy policy applicable to the DrKoop.com Site and the GO Network-Wrapped Pages, to the extent applicable to its performance under this Agreement, is consistent with Infoseek's privacy policy, as may be changed from time to time, including, without limitation, a mechanism that allows Users to opt in to sharing of User data (not including personal medical information) with Infoseek.

          b. The following illustrates the User registration experience which shall be implemented pursuant to this Agreement:

               i. An unregistered User in the Health Center encounters DrKoop.com functionality or DKC Health Content that provides the User with an opportunity to register. The standard series of GO Network user registration screens appear, the first of which explains that this is a simultaneous registration for DrKoop.com and GO Network. The User then has the option to continue to register or to click back to the User's original starting point. If the User responds "yes", then the User's data will go simultaneously to DrKoop.com and Infoseek. If the User responds "no", then the User cannot proceed to use DrKoop.com functionality.

               ii. If the User who responds "yes" when initially registering as specified in Section 1.12 b.i. above, returns to GO Network or to the DrKoop.com site (not the GO Network-Wrapped Pages) and logs in, the User will be recognized as a registered User of both services (provided that the User is known to the Content Partner as a GO Network registered User).

__________________________

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                       5
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               iii. The Infoseek privacy policy shall be available to Users (via a link) at the time of registration as set forth in Section 1.12(b)(i).

               iv If a User that has already registered on GO Network elects to opt-in to Content Partner registration, the User shall only be required to execute "one click" to transfer his or her registration data to DrKoop.com.

     1.13  DrKoop.com User Data
           --------------------

           a. ***. DrKoop.com shall make available to Infoseek, via a method and timing to be mutually agreed upon, all names and email addresses from each Dr.Koop.com User accessing DKC Health Content from the Service provided that such User has opted in to the sharing of his/her data with third parties and provided such disclosure is not prohibited by law or regulation. Notwithstanding the foregoing, DrKoop.com shall not provide personal medical information to Infoseek, including, without limitation, personal medical records. In addition, except as prohibited by law, Dr.Koop.com shall provide to Infoseek all available data (in aggregate, anonymous form only) concerning Users who access the GO Network Wrapped Pages from GO Network, concerning products and/or services purchased by such Users, survey and promotion responses, and other demographic information concerning such Users. Infoseek may use such information for its internal business purposes and may provide such aggregate, anonymous information to third parties as it deems appropriate in connection with its operations; provided, however that such aggregate, anonymous data may not be identified to third parties as DrKoop.com User data. Such User data must be aggregated with other Infoseek User data before being provided to a third party.

     1.14  Infoseek User Data
           ------------------

           Infoseek shall own all right, title and interest in and to and the exclusive right to use all User data generated on all pages of the Service hosted by Infoseek.

     1.15  Go Wrapper
           ----------

           Both parties hereby acknowledge that the GO Network-Wrapped Pages wrapper (the "GO Wrapper") will evolve over the term of the Agreement. To this end, Infoseek shall ensure that the GO Wrapper will include the following elements, consistent with the mock up pages attached hereto as Appendix B

               Header
                    Tabs
                    Breadcrumbs
                    Footer


           In the event that Infoseek elects to substantially modify the GO Wrapper that is displayed in connection with DKC Health Content, Infoseek shall seek DrKoop.com's approval of such modifications, which approval shall not be unreasonably withheld or delayed.

__________________________

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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2.   FEES AND PAYMENTS

     2.1 Content Partner will make payments to Infoseek in the amounts and at the times specified in Appendix F and Appendix G. Content Partner will be responsible for the proper payment of all taxes, including sales, excise and value added taxes, which may be levied in connection therewith, exclusive of taxes based upon Infoseek's net income.

     2.2 All payments made to Infoseek hereunder shall be made via wire transfer in accordance with the following instructions, or such other instructions as may be provided to Content Partner in writing by an authorized representative of Infoseek:

               Wire transfer, EFT/ACH Payment remittance instructions:
                    Bank of America
                    San Francisco, California
                    ABA Number:    121000358
                    Account Name:  Infoseek Corporation
                    Account Number:  12335-30390
                    Swift ID:   BOFAUS6S

3.   CONFIDENTIAL INFORMATION

     3.1 Either Infoseek (which, for purposes of this Article 3 only, shall include the GO Partners) or Content Partner may disclose to the other (the "Receiving Party") certain information that the disclosing party deems to be confidential and proprietary ("Proprietary Information"), and technical and other business information of the disclosing party that is not generally available to the public.

     3.2 The Receiving Party agrees to use Proprietary Information solely in conjunction with its performance under this Agreement and not to disclose or otherwise use such information in any fashion. The Receiving Party, however, will not be required to keep confidential such Proprietary Information that becomes generally available without fault on its part; is already rightfully in the Receiving Party's possession without restriction prior to its receipt from the disclosing party; is independently developed by the Receiving Party; is disclosed by third parties without similar restrictions; is rightfully obtained by the Receiving Party from third parties without restriction; or is otherwise required by law or judicial process.

     3.3 Unless required by law or to assert its rights under this Agreement, and except for disclosure on a "need to know basis" to its own employees, and its legal, investment, financial and other professional advisers on a confidential basis, each party agrees not to disclose the terms of this Agreement or matters related thereto without the prior written consent of the other party.

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4.   REPRESENTATIONS AND WARRANTIES

     4.1 Content Partner represents and warrants that it is the owner of the Content Partner Content and/or has the right to grant the rights hereunder. Content Partner represents and warrants to Infoseek and the GO Partners that it holds the necessary rights to permit the use of Content Partner Content by Infoseek and the GO Partners for the purpose of this Agreement; that its entry into this Agreement does not violate any agreement with any other party; that its performance under this Agreement will conform to applicable U.S. laws and government rules and regulations; that to the best of its knowledge, after reasonable inquiry, the Content Partner Content is true, accurate and does not contain material omissions; Content Partner further represents and warrants to Infoseek and the GO Partners that the use, reproduction, distribution, transmission, or display of Content Partner Content, Content Partner's collection and use of DrKoop.com User Data and the sale of products and services by Content Partner as contemplated in this Agreement will not (a) violate any laws or any rights of any third parties, including, but not limited to, such violations as infringement or misappropriation of any U.S. copyright, patent, trademark, trade dress, trade secret, music, image, or other proprietary or property right, false advertising, unfair competition, defamation, invasion of privacy or publicity rights, moral or otherwise, or rights of celebrity, violation of any antidiscrimination law or regulation, or any other right of any person or entity; or (b) contain any material that is: unlawful, harmful, fraudulent, threatening, abusive, harassing, defamatory, vulgar, obscene, profane, hateful, racially, ethnically, or otherwise objectionable, including, without limitation, any material that supports, promotes or otherwise encourages wrongful conduct that would constitute a criminal offense, give rise to civil liability, or otherwise violate any applicable local, state or national laws.

     4.2 Content Partner represents and warrants that, *** the systems and technology utilized to operate the DrKoop.com Site and the GO Network Wrapped Pages (including, without limitation, order fulfillment systems relating to products sold by Content Partner) are compliant with the following Year 2000 requirements: (a) the occurrence in or use by such systems of dates before, on or after January 1, 2000 will not adversely affect the performance of such systems with respect to date-dependent data, computations, output, or other functions (including, without limitations, calculating, comparing and sequencing); and (b) such systems will not abnormally end or provide invalid or incorrect results as a result of date dependent data.

     4.3 Infoseek represents and warrants, *** that the systems and technology utilized by Infoseek to operate the GO Network (including, without limitation, order fulfillment systems relating to products sold by Infoseek) are compliant with the following Year 2000 requirements: (a) the occurrence in or use by such systems of dates before, on or after January 1, 2000 will not adversely affect the performance of such systems with respect to date-dependent data, computations, output, or other functions (including, without limitations, calculating, comparing and sequencing); and (b) such systems will not abnormally end or provide invalid or incorrect results as a result of date dependent data.

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***  Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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     4.4  Infoseek represents and warrants to Content Partner that *** this
          Agreement does not violate any agreement with any other party; that its performance under this Agreement will conform to applicable U.S. laws and government rules and regulations; that the Infoseek proprietary technology as utilized by the Service does not infringe any U.S. copyright, patent, trademark, trade dress or trade secret of any person or entity, and that Infoseek Content (as defined in this Section 4.4) will not (a) violate any U.S. laws or any rights of any third parties, including, but not limited to, such violations as infringement or misappropriation of any copyright, patent, trademark, trade dress, trade secret, music, image, or other proprietary or property right, false advertising, unfair competition, defamation, invasion of privacy or publicity rights, moral or otherwise, or rights of celebrity, violation of any antidiscrimination law or regulation, or any other right of any person or entity; or (b) contain any material that is: unlawful, harmful, fraudulent, threatening, abusive, harassing, defamatory, vulgar, obscene, profane, hateful, racially, ethnically, or otherwise objectionable, including, without limitation, any material that supports, promotes or otherwise encourages wrongful conduct that would constitute a criminal offense, give rise to civil liability, or otherwise violate any applicable local, state, or national laws. As used herein, "Infoseek Content" means any content on the Health Center that has been authored and created solely by Infoseek.

5.   LIMITATION OF LIABILITY; DISCLAIMER

     5.1 EXCEPT FOR EITHER PARTY'S LIABILITY FOR THIRD PARTY CLAIMS AS SPECIFIED IN ARTICLE 9 BELOW OR IN APPENDIX A, SECTION C(7), OR ANY PARTY'S BREACH OF ARTICLE 3, OR DAMAGES ARISING FROM PERSONAL INJURY, IN NO EVENT SHALL CONTENT PROVIDER, INFOSEEK, GO PARTNERS OR ANY OF THEIR AFFILIATES BE LIABLE TO ANY OTHER PARTY OR ITS AFFILIATES FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR EXEMPLARY DAMAGES OF ANY NATURE, EVEN IF SUCH PARTY SHALL HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE FOREGOING SHALL APPLY REGARDLESS OF THE NEGLIGENCE OR OTHER FAULT OF ANY PARTY AND REGARDLESS OF WHETHER SUCH LIABILITY SOUNDS IN CONTRACT, NEGLIGENCE, TORT, STRICT LIABILITY OR ANY OTHER THEORY OF LIABILITY.

     5.2 EXCEPT AS SET FORTH IN ARTICLE 4, CONTENT PARTNER, INFOSEEK AND THE GO PARTNERS MAKE NO, AND EACH PARTY ACKNOWLEDGES THAT EACH PARTY HAS NOT MADE ANY, AND HEREBY SPECIFICALLY DISCLAIMS ANY, REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE SERVICE, THE CONTENT PARTNER CONTENT, GO PARTNERS, THE DRKOOP.COM SITE, OR THE OPERATION OF THE CONTENT PARTNER CONTENT ON THE SERVICE, INCLUDING, BUT NOT LIMITED TO ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

__________________________

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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6.   TERM AND TERMINATION

     6.1 This Agreement shall be effective on the date executed by both parties ("Effective Date") and shall continue in force for an initial term ending thirty-six (36) months from the Effective Date. Upon prior mutual written agreement, the then current term of this Agreement may be renewed at the end of such initial term and each anniversary date thereafter for one (1) year renewal terms. Notwithstanding the foregoing, either party may terminate this Agreement without cause effective as of the second anniversary of the Effective Date by providing at least 120 days prior written notice to the other party. If this Agreement is not terminated as of the second anniversary of the Effective Date, the Agreement shall continue in full force and effect for another twelve (12) months (unless terminated for cause during said 12 month period).

     6.2 Either party will have the right to immediately terminate this Agreement if the other party is in default of any obligation herein, including failure of DrKoop.com to provide DKC Health Content, or Commerce Content, and such breach is incapable of being cured, or if such breach is capable of cure, such breach is not cured within thirty
          (30) days (or fourteen (14) days with respect to any default in any payment obligation) after receipt of written notice of such default from the non-defaulting party or within such additional cure period as the non-defaulting party may authorize.

     6.3 If the GO Network-Wrapped Pages do not meet the following performance standards (which shall be measured by Infoseek or an independent third party mutually agreed to between the parties and paid for solely by DrKoop.com), and such failure is not due to force majeure events or the failure of any third party services, hardware, software or telecommunications systems not controlled by Content Partner, Infoseek shall notify the Content Partner in writing and Content Partner shall exercise commercially reasonable efforts to promptly correct the failure. ***

          ***

          If Infoseek elects to terminate the Agreement pursuant to this Section 6.3, such termination shall relieve both parties of any further liability (except as provided in Section 6.5 below), including but not limited to, the payment of fees as set forth in Section 2.

     6.4 If that portion of the Health Center hosted by Infoseek ("Health Center" as used in this Section 6.4) does not meet the following external performance standards, as measured by Keynote or another independent service provider, mutually agreed to between the parties, and such failure is not due to force majeure events or the failure of any third party services, hardware, software or telecommunications systems not controlled by Infoseek, DrKoop.com shall notify the Infoseek in writing and upon such notice Infoseek shall use commercially reasonable efforts to promptly correct the problem. ***. Such performance standards are as follows:

          ***
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***  Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     6.5 The following provisions of this Agreement shall survive the termination or expiration of this Agreement: 1.13 (first sentence only), 1.14, 2.1, Article 3, Article 5, 8.1 (first two sentences only), 8.2, Article 4 (as to claims arising prior to termination or expiration or claims based on events arising prior to termination or expiration), Article 9, and Article 10.

     6.6  Upon the termination or expiration of this Agreement, each party shall
          (a) promptly return all Proprietary Information, and other information, documents, manuals and other materials belonging to the other party (or any GO Partner), except as may be otherwise provided in this Agreement; and (b) promptly remove the other party's content, branding, links, and any other material provided under this Agreement.

     6.7 During the term of this Agreement, Infoseek shall not enter into any agreements to permit the sale or distribution of tobacco or tobacco products on the Health Center. Notwithstanding the foregoing, Content Partner acknowledges and agrees that information concerning tobacco and tobacco products may be displayed in standard search and directory result format on the Health Center in response to the search queries of Users.

7.   FORCE MAJEURE

     Neither party will be liable for delay or default in the performance of its obligations under this Agreement (other than for non-payment) if such delay or default is caused by conditions beyond its reasonable control, including, but not limited to, fire, flood, accident, earthquakes, telecommunications line failures, storm, acts of war, riot, government interference, strikes and/or walk-outs. In the event of a force majeure event which lasts longer than twenty (20) days, the party not experiencing the force majeure event may terminate this Agreement upon prior written notice to the other party.

8.   ADVERTISING AND PROMOTION; PUBLICITY

     8.1 Content Partner shall not issue or permit the issuance of any press releases or publicity regarding, or grant any interview, or make any public statements whatsoever concerning, this Agreement, GO Network or Infoseek (or its Affiliates, including, without limitation, ESPN.com, ABCNews.com, The Walt Disney Company, or any of their Affiliates) without prior coordination with and written approval from Infoseek, which approval may be granted or withheld in Infoseek's sole discretion. Infoseek shall not issue or permit the issuance of any press releases or publicity regarding, or grant any interview, or make any public statements whatsoever concerning this Agreement or Content Partner without prior coordination with and written approval from Content Partner, which approval may be granted or withheld in Content Partner's sole discretion. Notwithstanding the foregoing, promptly after execution of this Agreement and during the term of the Agreement, DrKoop.com ***

__________________________

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

          shall reasonably cooperate with Infoseek in the issuance of a press release, mutually agreed to between the parties, announcing this Agreement and endorsing the distribution of DKC Health Content on the Health Center of GO Network. All Content Partner endorsements and public statements concerning this Agreement must receive Infoseek's prior review and approval. Notwithstanding the foregoing, DrKoop.com shall not state or imply, in advertisements, writings, or otherwise, that Infoseek or its Affiliates endorse DrKoop.com's products or services or any other product or service. Content Partner shall not use, verbally or in writing, the names ABC, ABCNews or The Walt Disney Company in connection with the sale of advertising by Content Partner (except that Content Partner may describe the sites included within the GO Network).

     8.2 Neither Infoseek or the GO Partners shall have any right to use the name and/or likeness of Dr. C Everett Koop or to make any statements, whether written or oral, which state or otherwise imply, directly or indirectly, any endorsement from or affiliation with Dr. Koop in any manner whatsoever without the prior written consent of DrKoop.com, which consent may be withheld in DrKoop.com's sole discretion.

     8.3 Content Partner and Infoseek may undertake such joint marketing efforts as may be mutually agreed upon from time to time. Each party shall cooperate and assist the other party by supplying, without charge, reasonable quantities of materials for the other party's marketing and promotional activities. Neither party shall be obligated to participate in any joint marketing efforts, except as expressly provided in Section 8.1 above.

9.   INDEMNIFICATION

     9.1 Content Partner agrees to defend, indemnify and hold Infoseek and the GO Partners and their officers, directors, agents and employees harmless from and against any and all claims, demands, liabilities, actions, judgments, and expenses, including reasonable fees and expenses of attorneys, paralegals and other professionals, arising out of or related to (i) any breach or alleged breach of any of Content Partner's representations and warranties set forth in Section 4.1;
          (ii) any breach by Content Partner of an international law, rule or regulation or international third party proprietary right (as if Content Partner had made the representations and warranties equivalent to those set forth in Section 4.1 regarding US laws, regulations and proprietary rights) (ii) any injury to person or property caused by any products or services sold by Content Partner, or any User's use of or reliance on the DKC Health Content; (iii) any injury to person or property caused by any products or services sold through Content Partner Content (including, without limitation, the sale of products by Affiliate Partners); (iv) any other claim with respect to Content Partner, Content Partner Content, or products or services sold by or through Content Partner or its Affiliate Partners, or (v) Content Partner's sales or marketing practices. Content Partner shall bear full responsibility for the defense (including any settlements) of any such claim; provided however, that (a) Content Partner shall keep Infoseek (and GO Partners, as applicable) informed of, and consult with Infoseek in connection with the progress of such litigation or settlement; and (b) Content Partner shall not have any right, without Infoseek's written consent, to settle any such claim if such settlement arises from or is part of any criminal action, suit or proceeding or contains a stipulation to or admission or acknowledgment of, any liability or wrongdoing (whether in contract, tort or otherwise) on the part of Infoseek or its Affiliates or otherwise requires Infoseek or its Affiliates to take or refrain from taking any material action (such as the payment of fees).

     9.2 Infoseek agrees to defend, indemnify and hold Content Partner and its officers, directors, agents and employees harmless from and against any and all claims, demands, liabilities, actions, judgments, and expenses, including reasonable fees and expenses of attorneys, paralegals and other professionals, arising out of or related to (i) any breach or alleged breach of any of Infoseek's representations and warranties set forth in Section 4.4; (ii) any injury to person or property caused by any Infoseek products or Infoseek services sold by Infoseek on the Health Center, or any User's use of or reliance on the Infoseek Content displayed on the Health Center; or (iii) any breach by Infoseek of an international law, rule or regulation or international third party proprietary right (as if Infoseek had made the representations and warranties equivalent to those set forth in Section 4.4 regarding US laws, regulations and proprietary rights). Infoseek shall bear full responsibility for the defense (including any settlements) of any such claim; provided, however, that (a) Infoseek shall keep Content Partner informed of, and consult with Content Partner in connection with the progress of such litigation or settlement; and (b) Infoseek shall not have any right, without Content Partner's written consent, to settle any such claim if such settlement arises from or is part of any criminal action, suit or proceeding or contains a stipulation to or admission or acknowledgment of, any liability or wrongdoing (whether in contract, tort or otherwise) on the part of Content Provider or its Affiliates or otherwise requires Content Partner or its Affiliates to take or refrain from taking any material action (such as the payment of fees).

     9.3 Each GO Partner agrees to defend, indemnify and hold Content Partner and its officers, directors, agents and employees harmless from and against any and all claims, demands, liabilities, actions, judgments, and expenses, including reasonable fees and expenses of attorneys, paralegals and other professionals, arising out of or related to any content authored by such GO Partner which is displayed in connection with the DKC Health Content on a GO Partner's Internet site. The indemnifying party shall bear full responsibility for the defense (including any settlements) of any such claim; provided however, that
          (a) such party shall keep Content Partner informed of, and consult with Content Partner in connection with the progress of such litigation or settlement; and (b) such party shall not have any right, without Content Partner's written consent, to settle any such claim if such settlement arises from or is part of any criminal action, suit or proceeding or contains a stipulation to or admission or acknowledgment of, any liability or wrongdoing (whether in contract, tort or otherwise) on the part of Content Partner or otherwise requires Content Partner to take or refrain from taking any material action (such as the payment of fees).

10.  GENERAL TERMS AND CONDITIONS

     10.1 The parties to this Agreement are independent contractors. Neither party is an agent, representative or partner of the other party. Neither party shall have any right, power or authority to enter into any agreement for or on behalf of, or to incur any obligation or liability for, or to otherwise bind, the other party. This Agreement shall not be interpreted or construed to create an association, joint venture, co-ownership, co-authorship, or partnership between the parties or to impose any partnership obligation or liability upon either party.

     10.2 Neither party shall assign, sublicense or otherwise transfer (voluntarily, by operation of law or otherwise) this Agreement or any right, interest or benefit under this Agreement, without the prior written consent of the other party; provided, however, that either party may assign this Agreement to any entity that acquires all or substantially all of the assets or shares (or controlling shares) of such party; provided that the acquiring entity is not a direct competitor of the other party. Any attempted assignment, sublicense or transfer by a party in derogation hereof shall be null and void. Subject to the foregoing, this Agreement shall be fully binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. Any change of control of either party shall be deemed an "assignment" for purposes of this
          Section 10.2; provided, however, that as long as control is not transferred to a direct competitor of the nonassigning party, it shall be an approved assignment. As used herein, "change of control" shall include any event (including, without limitation, a merger, sale, liquidation, transfer, encumbrance or other disposition) which results in a change of the control of a party. As used in this Section 10.2 "change of control" shall mean a change in the legal, beneficial or equitable ownership, directly or indirectly, of more than fifty (50%) of a class of capital stock having voting rights of either party.

     10.3 No change, amendment or modification of any provision of this Agreement or waiver of any of its terms will be valid unless set forth in writing and signed by the party to be bound thereby.

     10.4 This Agreement shall be interpreted, construed and enforced in all respects in accordance with the laws of the State of California. Each party irrevocably consents to the exclusive jurisdiction of any state or federal court for or within Santa Clara County, California over any action or proceeding arising out of or related to this Agreement, and waives any objection to venue or inconvenience of the forum in any such court.

     10.5 The failure of either party to insist upon or enforce strict performance by the other party of any provision of this Agreement or to exercise any right under this Agreement shall not be construed as a waiver or relinquishment to any extent of such party's right to assert or rely upon any such provision or right in that or any other instance; rather the same shall be and remain in full force and effect.

     10.6 Any notice, approval, request, authorization, direction or other communication under this Agreement shall be given in writing, will reference this Agreement, and shall be deemed to have been delivered and given (a) when delivered personally; (b) three (3) business days after having been sent by registered or certified U.S. mail, return receipt requested, postage and charges prepaid; or (c) one (1) business day after deposit with a commercial overnight courier, with written verification of receipt. All communications will be sent to the addresses set forth below or to such other address as may be designated by a party by giving written notice to the other party pursuant to this Section 10.6.

          If to Infoseek:                    If to Content Partner:
          Infoseek Corporation               drkoop.com, Inc.
          1399 Moffett Park Drive            8920 Business Park Drive, Longhorn Suite
          Sunnyvale, CA 94089-1134           Austin, Texas 78759
          Attention: Legal Department        Attention: CFO
          Tel: (408) 543-6000                Tel: (512) 726-5110

          With a copy to:                    With a copy to:
          ABCNews.com                        Latham & Watkins
          77 W. 66th Street                  135 Commonwealth Drive
          New York, NY 10023                 Menlo Park, CA  94025
          Attention: Cherie Carr, Esq.       Attention:  Anthony Richmond, Esq.
          Tel: (212) 456-7310                Tel:  (650) 463-4600

     10.7 This Agreement and the Appendices attached hereto and incorporated herein by reference constitute the entire agreement between the parties and supersede any and all prior agreements or understandings between the parties with respect to the subject matter hereof. Neither party shall be bound by, and each party specifically objects to, any term, condition other provision or other condition which is different from or in addition to the provisions of this Agreement (whether or not it would materially alter this Agreement) and which is proffered by the other party in any purchase order, correspondence or other document, unless the party to be bound thereby specifically agrees to such provision in writing.

     10.8 The headings used in this Agreement are for convenience only and are not to be construed to have legal significance. In the event that any provision of this Agreement conflicts with the law under which this Agreement is to be construed or if any such provision is held invalid by a court with jurisdiction over the parties to this Agreement, such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the parties in accordance with applicable law, and the remainder of this Agreement shall remain in full force and effect. This Agreement may be executed in counterparts.



INFOSEEK CORPORATION                         DRKOOP.COM, INC.

By: /s/ Harry Motro                          By: /s/ Donald W. Hackett
   --------------------------                   ----------------------------
     Authorized Signature                         Authorized Signature

Print Name: Harry Motro                      Print Name: Donald W. Hackett
           ------------------                           --------------------

Title: CEO                                   Title: CEO
      -----------------------                      -------------------------

Date: 4/9/99                                 Date: 4/9/99
     ------------------------                     --------------------------

Accepted will respect to all matters affecting ABCNews.com and ABC News/Starwave Partners d/b/a ABC News Internet Ventures:

ABC NEWS/STARWAVE PARTNERS D/B/A ABC NEWS INTERNET VENTURES


By: /s/ Patricia E. Vance
   --------------------------
Print Name: Patricia E. Vance
           ------------------
Title: Senior Vice President
      -----------------------
Date: 4/9/99
     ------------------------

Accepted with respect to all matters affecting ESPN.com and ESPN/Starwave Partners d/b/a ESPN Internet Ventures:

ESPN/STARWAVE PARTNERS D/B/A ESPN INTERNET VENTURES


By: /s/ Steve Tanes
   --------------------------
Print Name: Steve Tanes
           ------------------
Title: SVP-General Manager
      -----------------------
Date: 4/9/99
     ------------------------

                                   APPENDIX A

A.   HEALTH CONTENT

          "Health Content" means content that relates to human health conditions, medicine, and the treatment of disease.

          "DKC Health Content" means content that relates to human health conditions, medicine, and the treatment of disease as further defined on Appendix A-1, which content includes DrKoop.com branding. Dr.Koop.com may, subject to Infoseek's approval, which shall not be unreasonably withheld or delayed, revise Appendix A-1 to include new content and functionality added to the DrKoop.com Site after the date of this Agreement. As part of DKC Health Content, DrKoop.com will provide Infoseek and the GO Partners with unique Health Content that is not available from DrKoop.com on any other Internet portal with which DrKoop.com has an agreement.


B.   GO NETWORK PROGRAM DESCRIPTION

     1. A sample schematic illustrating the layout of the Infoseek hosted Health Center is set forth in Appendix B. Any material change to such layout shall be mutually agreed to by Infoseek and Content Partner.

     2.   a.   DrKoop.com shall provide DKC Health Content and related tools to the Health Center in areas and subjects as specified by Infoseek.
               ***

          b.   ***

     ***

     3. All links pointing to GO Network-Wrapped Pages from the Service shall provide links back to the Service.

     4. Infoseek will have editorial control over all content appearing on the Service and branded in any way to Infoseek and GO Network. Notwithstanding the foregoing, Infoseek shall not modify, edit, abbreviate or censor DKC Health Content, but Infoseek shall have the right to not include such content on any pages of GO Network.

     5. All DKC Health Content shall carry Content Partner's standard legal disclaimer, which is set forth in Appendix A-1, and may be subject to reasonable changes from time to time. This disclaimer shall be presented in its entirety any time DKC Health Content is displayed. In addition, certain third party content which is provided by Content Partner may have additional requirements for displaying, such as including the logo of the original content provider (for example, Dartmouth Medical content must carry the branding and logo of the Dartmouth Medical School), which requirements are described on Appendix A-1. Content Partner will provide further details concerning such requirements at the time DKC Health Content is submitted for inclusion in the Service.

__________________________

* * * Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     6. At Infoseek's request, DrKoop.com shall temporarily send to Infoseek's facilities a minimum of three (3) on-site designers/producers/engineers during the term of this Agreement for a mutually agreed upon duration for purposes of assisting Infoseek in building the Health Center, and Infoseek Commerce Area as it relates to Commerce Content.


     7.   ***

     8. If Infoseek elects to provide Health Content for other potential GO Network health areas during the term of this Agreement, Infoseek shall have the option, but not the obligation, subject to Content Provider's approval, which shall not be unreasonably withheld or delayed, to use any such DrKoop.com Health Content pursuant to GO Network producers and editors decisions.


     9.   ***

     10. Any promotions and/or links to GO Network provided by DrKoop.com shall be approved in advance by Infoseek, which approval shall not be unreasonably withheld or delayed.

     11. Both parties will discuss how Infoseek may integrate Dr. Koop community functions (Chat and Message Boards) into Go Network Communities Center and Go Network Health Center ***. Go Network Community Center is defined as Chat and Message Boards only. Such functions are scheduled to be launched in ***. Fees for custom Go Community services will be assessed on a case by case basis. Infoseek shall provide Content Partner with a right of first negotiation (for a period not to exceed ten (10) business days) to become a content provider with respect to health related matters in the GO Network Community Center.

C.   PROGRAM DESCRIPTION - ABCNEWS.COM

     1.        Subject to the following exceptions, ABCNews.com shall not ***

     2. DrKoop.com shall provide DKC Health Content to ABCNews.com in content areas and subjects as specified by ABCNews.com. *** All Health Content appearing on ABCNews.com shall be hosted by ABCNews.com or Infoseek, or an Infoseek Affiliate, unless otherwise mutually agreed. Any links from ABCNews.com to DKC Health Content will be links directed to GO-Network Wrapped Pages or to pages with an ABCNews.com wrapper or to pages with no wrapper, at ABC's sole discretion. Nothing in this Agreement shall give Content Partner the right to sell or provide advertising of any kind on ABCNews.com.

     3. ABCNews.com shall determine which of the following content shall be included as part of the DKC Health Content displayed on ABCNews.com and the parties shall mutually agree upon a schedule and method for such implementation within 90 days of the Effective Date.

__________________________

* * * Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

          OVERALL HEALTH AND INDIVIDUAL ILLNESS RISK ASSESSMENT TOOLS
          -----------------------------------------------------------
          a.   Risk calculators for specific diseases/conditions
          b.   Personal health diary
          c.   Clinical pathways/symptom checklists "trees"
          d.   Health IQ quizzes

          REFERENCE MATERIALS
          -------------------
          a.   Virtual Anatomy applications
          b.   Virtual tour of body
          c.   Link to Physician Finder Service
          d.   Link to Hospital Rankings
          e.   Link to Encyclopedic health manual

          MEDICAL RECORDS
          ---------------
          a. The ability of ABCNEWS.com users to download Personal Medical Record(TM)
          b.   Personal Medical Record(TM)

          VIDEO AND LIVE EVENTS
          ---------------------
          Other
          Alternative Medicine resources

     4. All links pointing to the GO Network-Wrapped Pages (or pages with an ABCNews.com wrapper, if applicable) from ABCNews.com shall provide links back to ABCNews.com.

     5. ABCNews.com and DrKoop.com shall negotiate in good faith *** to finalize a mutually acceptable agreement pursuant to which ABCNews.com would be the *** provider of news and headlines to DrKoop.com (the "News Agreement"). Any such headlines or news stories would be provided *** for use on the GO Network-Wrapped Pages and/or the DrKoop.com Site. Provided a mutually acceptable News Agreement is finalized within such *** period, DrKoop.com shall follow the process in item C (6) below if it seeks to obtain news stories not provided by ABCNews.com. If a News Agreement is not finalized within such time period, the provisions of Section C(6) below shall be inapplicable.

     6.   ***

     7. ABCNews.com will have editorial control over all content appearing on its site and shall control the look and feel of its site. Notwithstanding the foregoing, ABCNews.com shall not modify, edit, abbreviate or censor DKC Health Content, but ABCNews.com shall have the right not to include such content on any pages of ABCNews.com. ***

     8. Any promotions and/or links to ABCNews.com provided by DrKoop.com shall be approved in advance by ABCNews.com

     9. Nothing in this Agreement shall restrict or limit the right of ABCNews.com to sell and display on the ABCNews.com site advertising, promotions and sponsorships from DrKoop.com Direct Competitors listed on Appendix C. The advertising restrictions set forth in Section B (7) of this Appendix A do not apply to ABCNews.com.

__________________________

* * * Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     10.       ABC AFFILIATE PROVISIONS

          In consideration of this Agreement, ABCNews.com and DrKoop.com agree as follows:

          (a) Dr. Koop.com *** a "link" on the ABC Local Net for ***, pursuant to a Distribution Agreement to be mutually agreed to between the parties. The ABC Local Net makes available Internet content to 115 affiliate ABC television stations throughout the country.

          (b) Provided that DrKoop.com has purchased the link referenced in section 10(a) above, ABCNews.com will use reasonable efforts to facilitate introductory communications and meetings between DrKoop.com management and executives at all ABC owned stations concerning DrKoop.com services and strategic initiatives.

          (c ) ABC owned and affiliate stations in all United States markets will be *** participate in DrKoop.com's station affiliate program (the "DrKoop Affiliate Program"), in designated market areas ("DMAs") where this program is offered at the sole discretion of DrKoop.com . Provided that DrKoop.com has purchased the link referenced in Section 10(a) above, Information concerning the details of the DrKoop Affiliate Program, which details shall be mutually agreed to between the parties, will be distributed to such affiliates by ABC, at DrKoop.com's sole expense, within 30 days of the Execution Date of this agreement.

          (d) Should an ABC affiliated station express interest in the DrKoop Affiliate Program, DrKoop.com will arrange for a presentation of the DrKoop Affiliate Program terms to the station at the mutual convenience of DrKoop.com and the station, and such station will have 10 business days following this presentation to either accept or reject the terms of the DrKoop Affiliate Program. If DrKoop.com and such station are unable to agree on terms ***

     11. ABCNews.com and Infoseek shall each appoint a project liaison to coordinate the provision of DKC Health Content to ABCNews.com.



D.   PROGRAM DESCRIPTION - ESPN.COM

     1. Subject to the exceptions set forth below in Section this Section D (1), during the term of this Agreement, Content Provider shall be the exclusive provider of Health Content to the section of the ESPN.com site devoted primarily to health and medical related topics, which section is currently named the Training Room (the "Training Room"). ***


     2. ESPN.com and DrKoop.com shall mutually agree upon a schedule for the display of DKC Health Content on the Training Room of ESPN.com, which may include implementation of the following features:

__________________________

* * * Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

          (i) weekly articles for both the fitness and conditioning and the sports nutrition subsections of Training Room, either re-purposed directly from existing DKC Health Content or written specifically by DrKoop.com staff for ESPN.com's audience of recreational athletes and sports fans.

          (ii) weekly replies from experts affiliated with DrKoop.com to ESPN.com user questions in each of the two subsections specified in Section D. 2(i) above.

          (iii) online assessments (quizzes, rate-yourself surveys, body-fat calculators, etc.) for both subsections.

          (iv) at least one photo for each article and illustrations, graphs, statistical tables and charts wherever appropriate in subsections specified in Section D. 2(i) and D.2(ii) above.

          (v)   periodic online chats with experts provided by DrKoop.com.

     3. DrKoop.com may provide additional health related content in areas within the League sites (NFL, NBA, and NASCAR); subject to Infoseek, in its role as a general partner of EIV, using commercially reasonable efforts to receive applicable approvals from the owners of such sites; no assurance can be provided that such approvals will be obtained.

     4. DrKoop.com shall provide DKC Health Content to the Training Room in areas and subjects as specified by ESPN.com., which shall be mutually agreed to by the parties within 90 days of the Effective Date. ***

     5. All links pointing to the GO Network-Wrapped Pages from ESPN.com shall provide links back to ESPN.com. All Health Content appearing on ESPN.com shall be hosted by ESPN.com or Infoseek, or an Infoseek Affiliate, unless otherwise mutually agreed. Any links from ESPN.com.com to DKC Health Content will be links directed to GO-Network Wrapped Pages or to pages with an ESPN.com wrapper or to pages with no wrapper, at ESPN.com's sole discretion. Nothing in this Agreement shall give Content Partner the right to sell or provide advertising of any kind on ESPN.com.

     6.   ***

7. ESPN.com will have editorial control over all content appearing on its site and the look and feel of its site. Notwithstanding the foregoing, ESPN.com shall not modify, edit, abbreviate or censor DKC Health Content, but ESPN.com shall have the right to not include such content on pages of ESPN.com.

8. Any promotions and/or links to ESPN.com provided by DrKoop.com shall be approved in advance by ESPN.com

9. Nothing in this Agreement shall restrict or limit the right of ESPN.com to sell or provide advertising, promotions and sponsorships for display on ESPN.com (including the Training Center) ***. The advertising restrictions set forth in Section B (7) of this Appendix A do not apply to ESPN.com.

__________________________

* * * Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                 APPENDIX A-1



This Appendix A-1 sets forth existing DKC Health Content as of the Effective Date. Content Partner may revise this Appendix from time to time, to reflect new content added to the DrKoop.com Site, and to reflect the termination or expiration of third party agreements, which revisions shall be subject to Infoseek's reasonable approval; notwithstanding the foregoing, Content Partner shall maintain the quality and quantity of DKC Health Content available to Infoseek and the GO Partners throughout the term of the Agreement.


Category       Source                Copyright          Distribution              Disclaimer         Logo
                                                        Rights                     Required         Needed
==========================================================================================================
Disease

               Dartmouth             Drkoop.com         any use                    Standard          Yes



               N. Snyderman          Drkoop.com         any use                    Standard          Yes

               Public Domain - NIH   Drkoop.com         any use                    Standard          Yes

               Patient Associations                     Individual deals -         Standard          No
                                                        please inquire about
                                                        specifics with
                                                        bhansen@drkoop.com
==================================================================================================
Expert         Sharon Howard -       Drkoop.com         any use                    Standard          No
Content        Nutrition

               Armond Tecco -        Drkoop.com         any use                    Standard          No
               Fitness

               Debora Orrick -       Drkoop.com         any use                    Standard          No
               Smoking

               Elizabeth Farrugia    Drkoop.com         any use                    Standard          No
               - Insurance
==================================================================================================
Pharmacy       Joe Graedon           JG                 Limited offline use        Standard          No

               Multum                Multum                                        Standard +       Yes
                                                                                    Multum
==================================================================================================
Insurance      J. Hallam / T.        Drkoop.com         any use                    Standard         No
               Rowen
==================================================================================================


==================================================================================================
Clinical       Public domain                            any use                    Standard         No
Trials
==================================================================================================
Community      Day in my life        Drkoop.com         any use                    Standard         No

               In the Spotlight                         Individual deals -         Standard         No
                                                        please inquire
==================================================================================================
                                                                                                    No
Health Site                          Drkoop.com         any use                    Standard
Reviews

Standard Disclaimer
-------------------

This information is not intended to be a substitute for professional medical advice. You should not use this information to diagnose or treat a health problem or disease without consulting with a qualified healthcare provider. Please consult your healthcare provider with any questions or concerns you may have regarding your condition.

Multum Disclaimer
-----------------

Every effort has been made to ensure that the information provided by Multum is accurate, up-to-date, and complete, but no guarantee is made to that effect. In addition, the drug information contained herein may be time sensitive and should not be utilized as a reference resource beyond the date hereof. Also requires user to accept Terms of Use when such content is first displayed.

                                   APPENDIX B

                    GO NETWORK-WRAPPED PAGES SPECIFICATIONS
                                      AND
                    INFOSEEK-HOSTED HEALTH CENTER SCHEMATIC

                                  See attached

    GO health Center Level One
    ----------------------------------------------------------------------------
      ------------------------------------------------------------------------
                                  header
      ------------------------------------------------------------------------




          Navigation     Family Health    Conditions

                         *etc.            *etc

                         *etc.            *etc                   -Community

                                                                 -Health

                         Health/Wellness  Health Resources        Record

                         *etc             *etc                   -Feature TBD

                         *etc             *etc                   -Snyderman

                         Health News

                         -etcetcetc    Red=Fourth level

                         -etcetcetc    Black=second level

                         -etcetcetc    Green=third level

                                                      =advertisement



    ----------------------------------------------------------------------------

GO health Center Level Two (except news)
-------------------------------------------------------------------------------
       --------------------------------------------------------------------
                                    header
       --------------------------------------------------------------------



       Navigation                  Family Health

                                      . Topic                 -Community
                                      . Topic                 -Health
                                      . Topic                   Record
       Related GO                     . Topic
       Links                          . Topic                 -Link TBD
       Links                          . etc
       Links

-------------------------------------------------------------------------------

GO Health Center Level Three
-------------------------------------------------------------------------------
     ---------------------------------------------------------------------
                                    header
     ---------------------------------------------------------------------


       Navigation                 Heart Disease


                                   Links to                       Links to
                                    Dr Koop                        Dr Koopv
                                                    Links to
                                                    Dr Koopv

       Related GO
       Links
       Links
       Links
                                      Links to
                                       Dr Koop

-------------------------------------------------------------------------------

                                   APPENDIX C
                                  (Long List)
                                      ***

  ***



__________________________

* * * Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                  APPENDIX D

 ***



__________________________

* * * Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                  APPENDIX E

                           ERROR CORRECTION SCHEDULE


The response times within which DrKoop.com shall remedy and/or correct any material limitations or errors in any Content Partner Content made available by or through DrKoop.com that Infoseek brings to DrKoop.com's attention or about which DrKoop.com otherwise becomes aware are specified below. DrKoop.com shall acknowledge receipt of the problem description, and, in the time frames specified below, remedy and/or correct the problem.

Program/Error Severity Levels        Problem/Error Correction Time
-----------------------------        -----------------------------

***



__________________________

* * * Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

         AMENDED AND RESTATED APPENDIX F TO THE DISTRIBUTION AGREEMENT
                               FEES AND PAYMENTS

THIS AMENDED AND RESTATED APPENDIX F TO THE DISTRIBUTION AGREEMENT is made as of the 9th day of April, 1999 by and between Infoseek Corporation, a corporation duly organized under the laws of California, with its principal place of business at 1399 Moffett Park Drive, Sunnyvale, California 94089-1134, hereinafter referred to as "Infoseek", and drkoop.com, Inc., a corporation organized under the laws of the State of Delaware with its principal place of business at 8920 Business Park Drive, Longhorn Suite, Austin, Texas 78759, hereinafter referred to as "Content Partner" or "DrKoop.com". This Addendum is effective as of April 9, 1999 (the "Effective Date")

                                   BACKGROUND

     Whereas, Infoseek and drkoop.com are parties to that certain Distribution Agreement, dated April 9, 1999 (the "Agreement"). Infoseek and drkoop.com have agreed to revise and restate Appendix F to the Agreement in its entirety to reflect pricing which was agreed to by the parties.

Appendix F is hereby revised and restated as follows:

A.  Fees and Payments


          1. This Agreement is contingent upon the closing of a financing transaction (including, without limitation, the proposed initial public offering of common stock) resulting in aggregate net cash proceeds to Content Partner of not less than Thirty Million Dollars ($30,000,000) (herein the "Financing"). In the event the Financing is not completed on or before June 30, 1999, either party may terminate this Agreement on 30 days prior written notice, provided such notice is provided prior to August 1, 1999. In the event DrKoop.com is not successful in completing the Financing and this Agreement is terminated by either party, DrKoop.com shall pay to Infoseek a nonrefundable payment of One Million Three Hundred Seventy Thousand Eight Hundred Thirty-Four dollars ($1,370,834) by no later than August 1, 1999 (which shall be in addition to the One Million Dollars up front payment to be paid upon the Execution Date).

          2. DrKoop.com shall pay to Infoseek an up-front nonrefundable payment of One Million Dollars ($1,000,000) for engineering services due and payable upon the Execution Date (as defined in Section 9 below) by DrKoop.com. Within 30 days after the close of the Financing, but in no event later than June 30, 1999, DrKoop.com shall pay Infoseek an additional up-front payment of Two Million Seven Hundred Fifty-Four Thousand Eight Hundred and Fifteen Dollars ($2,754,815). Such prepayment is attributable to the following components of this Agreement:

     Ecommerce Premier Merchant listing ($1,414,891)

     Exclusivity in the Health Center and related content distribution ($2,339,924).

3. In addition, DrKoop.com shall issue 250,000 warrants to Infoseek pursuant to the form of warrant agreement attached hereto as Appendix I, which agreement shall be executed concurrently with this Agreement.

4. ***

6. Infoseek (or its agents or Affiliates) shall receive all monies derived from advertising, product sales, and all other activities and transactions on all pages of GO Network hosted by Infoseek or its Affiliates. DrKoop.com shall receive all monies derived from advertising, product sales and all other activities and transactions on GO Network-Wrapped Pages, except as otherwise expressly provided herein.

7. During the term of this Agreement, DrKoop.com shall pay to Infoseek *** of all Net Revenues in excess of *** received by DrKoop.com attributable to all Commerce Content transactions conducted by Users within the Health Center or attributable to links on Levels 1, 2 or 3 within the Health Center. As used herein, Net Revenues means gross revenues received by DrKoop.com for such transactions reduced by (1) any amounts paid directly for the acquisition of goods or services intended for resale; (2) any amounts for refunds or other credits including amounts credited for product returns, bad debt or fraud; and
(3) any applicable sales, use, value added or withholding taxes (other than income taxes) associated with such sales. As used in this Section 7, Commerce Content means any products and/or services relating to DrKoop.com Premier Products (as defined in Appendix G, Section 6), health insurance sales, or clinical trials made available by DrKoop.com or by an Affiliate Partner on the GO Network-Wrapped Pages.

8. Infoseek shall have the right to retain a U.S. nationally prominent or other mutually agreeable independent auditor to whom DrKoop.com shall allow reasonable access to DrKoop.com's applicable books of account and other for the purpose of verifying the amounts due and payable to Infoseek under this Agreement. Access to DrKoop.com's documentation shall be during DrKoop.com's regular business hours upon at least fifteen (15) business days prior written notice. In the event that an audit discloses an underpayment of more than five percent (5%) of the amount due to Infoseek, DrKoop.com shall immediately pay to Infoseek the amount of such underpayment and shall pay the reasonable costs of such audit.

9. Fees and Payment Schedules for the Infoseek Commerce Area are specified in Appendix G hereto.

10. All Infoseek invoices are to be mailed to:

    drkoop.com, Inc.
    8920 Business Park Drive
    Longhorn Suite
    Austin, Texas 78759


------------------------------

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

    Attention: Accounts Payable

11. Content Partner Content shall be accessible by Users on the Service within 90 days from the Effective Date (the "Execution Date"). At such time, the Advertising Agreement by and between Infoseek and drkoop.com dated February 26, 1999, shall terminate and such termination shall relieve both parties of any further liability, including but not limited to, the payment of fees thereunder. Notwithstanding the foregoing, future payments under such Advertising Agreement shall terminate upon the Effective Date of this Agreement.

          (Signature Page Follows)

          Except as amended and restated by this Amended and Restated Appendix F to the Distribution Agreement, the Agreement remains in effect pursuant to its terms, and is hereby ratified and confirmed.

     IN WITNESS WHEREOF, the parties have executed this Amended and Restated Appendix F to the Distribution Agreement as of the date first written above.

INFOSEEK CORPORATION                         DRKOOP.COM, INC.

By:  /s/ Andrew Newton                       By:  /s/ Ian Bagnall
   --------------------------------             --------------------------------
     Authorized Signature                       Authorized Signature

Print Name:  Andrew Newton                   Print Name:  Ian Bagnall
           ------------------------                     ------------------------

Title:  General Counsel                      Title:  Vice President, Business
      -----------------------------                -----------------------------
                                                      Development
                                                      -----------

Date:  May 12, 1999                          Date:  May 11, 1999
     ------------------------------               ------------------------------

                                  APPENDIX G

                                COMMERCE TERMS

1.   Definitions

     1.1 "Department" means a commerce category designated on and linked from the home page of the Infoseek Commerce Area, such as Books, Music, Toys & Games, as further specified in this Appendix G.

     1.2 "Infoseek Commerce Area" means the electronic commerce/shopping area located on the Service also known as "GO SHOP".

     1.3 "Commerce Content" means the content provided to Infoseek by DrKoop.com for placement on the Infoseek Commerce Area relating to DrKoop.com Premier Products (as defined in Section 6 below) made available by DrKoop.com or by an Affiliate Partner on the GO Network Wrapped Pages. Commerce Content may include DrKoop.com's or Affiliate Partner's trademarks, service marks, logos and related proprietary materials. As used herein, "Affiliate Partner" means any third party web site to which DrKoop.com provides a link which allows Users who follow such link to purchase a product or service.

     1.4 "Sub-Department" means a specific topic within a Department, such as Action Figures under the Toys & Games Department, or Jazz under the Music Department.

2.   Commerce Content and DrKoop.com Site

     2.1 DrKoop.com shall provide Infoseek with Commerce Content, to be displayed on GO Shop in electronic form. Infoseek retains the right to request removal of any Commerce Content from GO Shop based on the reasonable determination by Infoseek that the Commerce Content does not comply with Infoseek's then current advertising or content guidelines or would cause Infoseek to be in violation of any existing agreements with third parties (for example, exclusivity agreements prohibiting the sale of books or music by third party merchants), and DrKoop.com shall immediately comply with such request. During the term of this Agreement, Infoseek shall not enter into any agreements with third parties that would prohibit the sale of prescription drugs, OTC drugs, or vitamins and nutritional supplements by Content Partner on GO Shop. Currently, certain areas of GO Shop are operated by Infoseek utilizing third party technology. In the event Infoseek elects to make such third party technology available to DrKoop.com directly, DrKoop.com may be required to agree to additional terms and conditions regarding use of such third party technology as a condition of utilizing such technology.

     2.2 DrKoop.com will provide Infoseek with all necessary technology and information required to establish and maintain such Commerce Content in the Infoseek Commerce Area, at DrKoop.com's sole expense, which in no event shall exceed commercially reasonable costs.

     2.3 DrKoop.com will reasonably cooperate with Infoseek, and any other third party designated by Infoseek, and provide necessary information and make commercially reasonable technical changes to its Commerce Content systems and data feeds to allow the Commerce Content to be effectively retrieved, searched, and displayed on the Service.

3.   Infoseek Commerce Area

     Except as expressly set forth in this Agreement, Infoseek retains the right to adapt or otherwise alter the design, look, and any other attributes of the Service and Service pages, including the Infoseek

     Commerce Area. Infoseek shall have the right, but not the obligation, to remove, or direct DrKoop.com to remove, from the Commerce Content information or other material which Infoseek, in its reasonable discretion, determines to be offensive, in poor taste, or otherwise objectionable. Notwithstanding the foregoing, DrKoop.com or its Affiliate Partner shall have the right to control the design, look and any other attributes of pages served off DrKoop.com or Affiliate Partner servers.

4.   Order Fulfillment; Customer Service

     4.1 DrKoop.com (or its Affiliate Partner to whom Dr.Koop.com may delegate order processing functions) shall be solely responsible for (a) processing and fulfilling all product and service orders relating to the Commerce Content, whether the orders are made through the GO Network-Wrapped Pages or on GO Shop; (b) all accounting with respect to such orders, and (c) all customer service and support with respect to such orders, purchases and returns. DrKoop.com or its Affiliate Partner shall provide all of the foregoing services in the same manner as it provides such services with respect to orders received by DrKoop.com in any other manner and with the high quality consistent with DrKoop.com's name and reputation, and industry standards. DrKoop.com acknowledges and agrees that it is solely responsible for the security of any transactions initiated within or relating to the Commerce Content and for all legal and financial liability relating to the Commerce Content, including, without limitation the acts or omissions of Affiliate Partners (except to the extent that such liability arises from Infoseek's modification of such content or Infoseek's unauthorized representations to Users concerning such content).

     4.2 a. DrKoop.com shall cooperate and assist Infoseek by answering questions and complaints regarding the Commerce Content. Each party shall promptly inform the other party of any event or circumstance, and provide all information pertaining to such event or circumstance, related to or arising out of this Agreement which could lead to a claim or demand against either party by any third party.

          b. In the event Infoseek receives *** complaint for every *** transactions completed (whether such complaints are in writing, via telephone or email) concerning DrKoop.com's order fulfillment or customer service practices, Infoseek shall be entitled, at its discretion, to permanently remove all Commerce Content relating to such complaints from the Service (or, pursuant to mutual agreement of the parties, the Affiliate Partner responsible for such complaints, if reasonably necessary to terminate future complaints). Ongoing fees payable by DrKoop.com for inclusion of the Commerce Content in GO Shop, as specified in Appendix F, shall remain unchanged unless all Commerce Content is removed from GO Shop, in which case future fees payable by DrKoop.com for participation in GO Shop would terminate.



__________________________

* * * Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5.  Fees/Revenue Sharing

    5.1 During the term of this Agreement, DrKoop.com shall pay to Infoseek *** Net Revenues received by DrKoop.com attributable to Commerce Content transactions conducted by Users (I) within GO Shop or (ii) directed to the GO Network-Wrapped Pages from GO Shop. As used herein, Net Revenues means gross revenues received by DrKoop.com for such transactions reduced by (1) any amounts paid directly for the acquisition of goods or services intended for resale; (2) any amounts for refunds or other credits including amounts credited for product returns, bad debt or fraud; and (3) any applicable sales, use, value added or withholding taxes (other than income taxes) associated with such sales.

    5.2 DrKoop.com shall pay such applicable transaction revenues to Infoseek within thirty (30) days from the end of calendar quarter in which the revenue accrues. Each payment will be accompanied by a report which details the payment due for the preceding quarter and the methodology used to calculate the payment due.

6. Premier Merchant; Department; Sub-Department; Commerce Content; and Additional Commerce Area Features

    6.1 DrKoop.com shall be the Premier Merchant of the following Commerce Content on GO Shop:

               Prescription drugs;
               Vitamins and nutritional supplements; and
               Over the counter ("OTC") pharmacy products

         (herein the "DrKoop.com Premier Products")

         As used herein, "Premier Merchant" means that DrKoop.com Premier Products shall be the only Prescription drugs, Vitamins and OTC pharmacy products promoted by Infoseek on GO Shop As used herein a product is "promoted" by Infoseek if it prominently advertised or marketed by Infoseek on GO Shop. Notwithstanding the foregoing, prescription drugs, vitamins, and OTC pharmacy products, and information and content related thereto, may be provided to Users on GO Shop in response to or pursuant to:

                    Search queries
                    Directory Listings
                    General Merchandise listings
                    Ad banner displays

    6.2 DrKoop.com shall use commercially reasonable efforts to integrate its Commerce Content, and its order processing and fulfillment functionality in support of any future Infoseek Commerce Area features, which may include, without limitation, "wallet" and affinity and rewards programs.



__________________________

* * * Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   APPENDIX H
                                      ***


__________________________

* * * Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

APPENDIX I - WARRANT AGREEMENT

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY OR WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT.

THIS WARRANT MAY NOT BE EXERCISED EXCEPT IN COMPLIANCE WITH ALL APPLICABLE FEDERAL AND STATE SECURITIES LAWS TO THE REASONABLE SATISFACTION OF THE COMPANY AND LEGAL COUNSEL FOR THE COMPANY.


                          STRATEGIC PARTNER WARRANTS

                              WARRANT TO PURCHASE
                        250,000 SHARES OF COMMON STOCK
                                      OF
                               Drkoop.com, Inc.
                            A Delaware Corporation

                                    Issued
                                 April 9, 1999

     THIS CERTIFIES THAT, for value received, Infoseek Corporation (the "Warrantholder") is entitled to purchase, on the terms hereof, two hundred fifty thousand (250,000) shares of common stock (subject to adjustment), par value $.001 per share (the "Common Stock"), of drkoop.com, Inc., a Delaware corporation (the "Company"), at a purchase price and upon the terms and conditions as set forth herein.

1.   EXERCISE OF WARRANT.

     The terms and conditions upon which this Warrant may be exercised and the shares of Common Stock covered hereby (the "Warrant Stock") may be purchased, are as follows:

     1.1.  Exercise.  This warrant may be exercised in whole or in part as
           --------
follows:

               (a) this Warrant may be exercised with respect to 150,000 shares of Common Stock at any time on or after April 9, 2000; and

               (b) this Warrant may be exercised with respect to the remaining 100,000 shares of Common Stock at any time on or after April 10, 2001 if (but only if) neither party has exercised its right to terminate the Distribution Agreement between the Company and the Warrantholder dated even herewith (the "Distribution Agreement") pursuant to Section 6.1 thereof on the second anniversary of the Effective Date of such agreement, and the Distribution Agreement remains effective and in full force and effect as of such second anniversary.

Notwithstanding the foregoing, this Warrant may not be exercised under any circumstances after the first to occur of (1) the termination of the Distribution Agreement for failure to complete the "Financing" under paragraph A(1) of Appendix F to the Distribution Agreement, or (2) after 5:00 p.m., San Francisco, California time on April 9, 2003 (the "Termination Date"), after which time this Warrant shall terminate and shall be void and of no further force of effect.

     1.2.  Exercise Price.  The purchase price for the shares of Common Stock to
           --------------
be issued upon exercise of this Warrant shall be $21.50 per share, subject to adjustment as set forth herein (the "Exercise Price").

     1.3.  Method of Exercise.  The exercise of the purchase rights evidenced by
           ------------------
this Warrant shall be effected by (a) the surrender of this Warrant, together with a duly executed copy of the form of Election to Purchase attached hereto, to the Company at its principal office and (b) the delivery of the Exercise Price multiplied by the number of shares for which the purchase rights hereunder are being exercised, payable (x) by certified check, corporate check of Infoseek Corporation, or wire transfer of immediately available funds payable to the Company's order or (y) on a net basis, such that, without the exchange of any funds, the Warrantholder receives that number of shares otherwise issuable (or other consideration payable) upon exercise of this Warrant less that number of shares of Warrant Stock having an aggregate fair market value (as defined below) at the time of exercise (i.e., the date a duly executed Election to Purchase is delivered to the Company) equal to the aggregate Exercise Price that would otherwise have been paid by the Warrantholder for the shares of the Warrant Stock issuable. In connection with such exercise the holder shall, if requested by the Company, include confirmation of the accuracy of the representations set forth in Section 12 and otherwise as reasonably requested by the Company to evidence compliance with any applicable securities laws as of the date of exercise. For purposes of the foregoing, "FAIR MARKET VALUE" of the Warrant Stock on any date shall be the average of the Quoted Prices of the Common Stock of the Company for 20 consecutive trading days ending the trading day prior to such date (if, during such 30-day period, there is a day in which no trades are reported, such date shall be discarded and the 20-day period extended). The "Quoted Price" of the Common Stock as reported by Nasdaq or, if the principal trading market for the Common Stock is then a securities exchange, the last reported sales price of the Common Stock on such exchange which shall be consolidated trading if applicable to such exchange, or if neither so reported or listed, the last reported bid price of the Common Stock. In the absence of quotation or listing, such determination as to "Quoted Price" shall be made in good faith by the Board of Directors of the Company.

     1.4.  Issuance of Shares.  In the event that the purchase rights evidenced
           ------------------
by this Warrant are exercised in whole or in part in accordance with the terms of this Warrant, a certificate or certificates for the purchased shares shall be issued to the Warrantholder as soon as practicable. The Warrant Stock shall be stamped or imprinted with a legend in substantially the following form:

     "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. NO SALE OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT THE PRIOR WRITTEN CONSENT OF THE

     COMPANY AND WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT."

     In the event the purchase rights evidenced by this Warrant are exercised in part, the Company will also issue to the Warrantholder a new warrant representing the unexercised purchase rights.

     1.5  Exercise of Warrants on Termination Date.  If as of the Termination
          ----------------------------------------
Date the Warrants are in the money based on the cash or other property to be received, such exercise shall take place automatically with respect to all then outstanding and exercisable (but not exercised) Warrants (the "Termination Date Exercise"), on a net exercise basis, immediately prior to the Termination Date; provided, however, that the Company may condition such exercise on the delivery by the Warrantholder of a duly completed Election to Purchase and the reasonable satisfaction of the Company that all applicable securities laws have been complied with, which the Company shall give notice to the Warrantholder of within ten (10) days prior to the Termination Date. No such Termination Date Exercise shall take place if such issuance would not comply with applicable securities laws, whereupon the Termination Date shall occur as scheduled.

2.   CERTAIN ADJUSTMENTS.
     -------------------

     2.1.  Stock Dividends.  If at any time while this Warrant remains
           ---------------
outstanding and unexpired, the Company pays a dividend or makes a distribution with respect to the Common Stock payable in shares of Common Stock, then the Exercise Price shall be adjusted, as of the record date of stockholders established for such purpose (or if no such record is taken, as at the date of such payment or distribution), to that price determined by multiplying the Exercise Price in effect immediately prior to such payment or distribution by a fraction (A) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and
(B) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution. The Warrantholder shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares of Common Stock (calculated to the nearest whole share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon the exercise hereof immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment. The provisions of this Section 2.1 shall not apply under any of the circumstances for which an adjustment is provided under Sections 2.2, 2.3 or 2.4.

     2.2.  Mergers, Consolidations or Sale of Assets.  If at any time while this
           -----------------------------------------
Warrant remains outstanding and unexpired, there shall be a capital reorganization of the shares of the Company's capital stock (other than a combination, reclassification, exchange or subdivision otherwise provided for herein), or a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving corporation (collectively, a "Corporate

Transaction"), then lawful provision shall be made so that the Warrantholder shall thereafter be entitled to receive, upon exercise of this Warrant, during the period specified in this Warrant and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such Corporate Transaction to which a holder of the securities deliverable upon exercise of this Warrant would have been entitled under the provisions of the agreement in such Corporate Transaction if this Warrant had been exercised immediately prior to such Corporate Transaction. Appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Warrantholder after the Corporate Transaction to the end that the provisions of this Warrant (including adjustment of the purchase price then in effect and the number of shares of securities issuable under this Warrant) shall be applicable after the Corporate Transaction, as near as reasonably may be, in relation to any shares or other property deliverable after the Corporate Transaction upon exercise of this Warrant.

     2.3.  Reclassification.  If the Company at any time shall, by subdivision,
           ----------------
combination or reclassification or securities or otherwise, change any of the securities issuable under this Warrant into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as a result of such change with respect to the securities issuable under this Warrant immediately prior to such subdivision, combination, reclassification or other change.

     2.4.  Subdivision or Combination of Shares.  If at any time while this
           ------------------------------------
Warrant remains outstanding and unexpired, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then the Exercise Price shall be proportionately increased in the case of a combination of such shares, or shall be proportionately decreased in the case of a subdivision of such shares, and the number of shares of Common Stock issuable upon exercise of the Warrant shall thereafter be adjusted to equal the product obtained by multiplying the number of shares of Common Stock purchasable under this Warrant immediately prior to such Exercise Price adjustment by a fraction (A) the numerator of which shall be the Exercise Price immediately prior to such adjustment, and (B) the denominator of which shall be the Exercise Price immediately after such adjustment.

     2.5.  Liquidating Dividends, Etc.  If the Company at any time while the
           --------------------------
Warrant remains outstanding and unexpired makes a distribution of its assets to the holders of its Common Stock as a dividend in liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for dividends under applicable law or any distribution to such holders made in respect of the sale of all or substantially all of the Company's assets (other than under the circumstances provided for in the foregoing Sections 2.1 through 2.4), the holder of this Warrant shall be entitled to receive upon the exercise hereof, in addition to the shares of Common Stock receivable upon such exercise, and without payment of any consideration other than the Exercise Price, an amount in cash equal to the value of such distribution per share of Common Stock multiplied by the number of shares of Common Stock which, on the record date for such distribution, are issuable upon exercise of this Warrant (with no further adjustment being made following any event which causes a subsequent adjustment in the number of shares of Common Stock issuable upon the exercise hereof), and an appropriate provision therefor should be made a part of any such distribution. The value of a distribution which is paid in other than cash shall be determined in good faith by the Board of Directors.

     2.6.  Notice of Adjustments.  Whenever any of the Exercise Price or the
           ---------------------
number of securities purchasable under the terms of this Warrant at that Exercise Price shall be adjusted pursuant to Section 2 hereof, the Company shall promptly notify the Warrantholder in writing of such adjustment, setting forth in reasonable detail the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price and number of shares of Common Stock or other securities purchasable at that Exercise Price after giving effect to such adjustment. Such notice shall be mailed (by first class and postage prepaid) to the registered Warrantholder.

     In the event of:

          (a) The taking by the Company of a record of the holders of any class of securities of the Company for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right for which no adjustment is required by the operation of this Section 2,

          (b) Any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all of the assets of the Company to any other person or any consolidation or merger involving the Company for which no adjustment is required by the operation of this Section 2, or

          (c) Any voluntary or involuntary dissolution, liquidation, or winding-up of the Company,

the Company will mail to the Warrantholder, at its last address at least ten
(10) days prior to the earliest date specified therein as described below, a notice specifying:

               (i) The date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right; and

               (ii) The date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding-up is expected to become effective and the record date for determining shareholders entitled to vote thereon.

     Failure to give any notice required under this Section 2.6, or any defect in such notice, shall not affect the legality or validity of the underlying corporate action taken or transaction entered into by the Company.

3.   FRACTIONAL SHARES.
     -----------------

     No fractional shares shall be issued in connection with any exercise of this Warrant. In lieu of the issuance of such fractional share, the Company shall make a cash payment equal to the then fair market value of such fractional share as determined under Section 1.3.


4.   RESERVATION OF COMMON STOCK.
     ---------------------------

     The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Warrant, a sufficient number of shares of Common Stock to effect the exercise of the entire Warrant and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the exercise of the entire Warrant, in addition to such other remedies as shall be available to the holder of this Warrant, the Company will use its reasonable efforts to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

5.   PRIVILEGE OF STOCK OWNERSHIP.
     ----------------------------

     Prior to the exercise of this Warrant and the issuance to the Warrant Holder of certificates representing the resulting shares of Common Stock, and except as otherwise provided herein, the Warrantholder shall not be entitled, by virtue of holding this Warrant, to any rights of a Stockholder of the Company, including (without limitation) the right to vote, receive dividends or other distributions or be notified of Stockholder meetings, and such holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company, except as required by law.

6.   LIMITATION OF LIABILITY.
     -----------------------

     No provision hereof, in the absence of affirmative action by the holder hereof to purchase the securities issuable under this Warrant, and no mere enumeration herein of the rights of privileges of the holder hereof, shall give rise to any liability of such holder for the purchase price or as a Stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

7.   TRANSFERS AND EXCHANGES.
     -----------------------

     This Warrant may be transferred or assigned in whole or in part provided such transfer complies with applicable federal and state securities laws and the requirements of any legend on this Warrant.

8.   PAYMENT OF TAXES.
     ----------------

     The Company shall pay all stamp or similar issue or transfer taxes payable in respect of the issue or delivery of the securities issuable under this Warrant. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of the securities issuable under this Warrant in any name other than that of the Warrantholder, and in such case, the Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the Company's satisfaction that no such tax or other charge is due.

9.   NO IMPAIRMENT OF RIGHTS.
     -----------------------

     The Company hereby agrees that it will not, through the amendment of its Certificate of Incorporation or otherwise, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Warrantholder against impairment.

10.  SUCCESSORS AND ASSIGNS.
     ----------------------

     The terms and provisions of this Warrant shall be binding upon the Company and the Warrantholder and their respective successors and assigns.

11.  LOSS, THEFT, DESTRUCTION OR MUTILATION OF WARRANT
     -------------------------------------------------

     Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, upon receipt of an indemnity or security reasonably satisfactory to the Company, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

12.  SECURITIES LAW MATTERS.
     ----------------------

     Warrantholder represents to the Company as follows:

          (a) the Warrants and Common Stock to be acquired by Warrantholder pursuant hereto will be acquired for its own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act of 1933 (the "SECURITIES ACT") or any applicable state securities laws, and such securities will not be disposed of in contravention of the Securities Act of any applicable state securities laws;

          (b) the Warrantholder understands that (a) the Warrants and Common Stock issuable on exercise have not been registered under the Securities Act, nor qualified under the securities laws of any other jurisdiction, (b) such securities cannot be resold unless they subsequently are registered under the Securities Act and qualified under applicable state securities laws, unless the Company determines that exemptions from such registration and qualification requirements are available, and (c) the Warrantholder has no right to require such registration or qualification;

          (c) Warrantholder is familiar with the term "accredited investor" as defined in Rule 501 under the Securities Act and investor is an "accredited investor" within the meaning of such term in Rule 501 under the Securities Act;

          (d) Warrantholder is sophisticated in financial matters and the market for Internet companies and is able to evaluate the risks and benefits of the investment in the Warrants and Common Stock issuable on exercise;

          (e) Warrantholder is able to bear the economic risk of its investment in the Warrants and the Common Stock issuable on exercise for an indefinite period of time; and

          (f) Warrantholder has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of securities and has had full access to such other information concerning the Company as investor has requested.

13.  SATURDAYS, SUNDAYS, HOLIDAYS.
     ----------------------------

     If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

14.  GOVERNING LAW.
     --------------

     This Warrant shall be construed, interpreted, and the rights of the Company and the Warrantholder determined in accordance with the internal laws of the State of Delaware, without regard to the conflict of laws provision thereof.

15.  BENEFITS OF THIS WARRANT.
     -------------------------

     Nothing in this Warrant shall be construed to give any person other than the Company and the registered Warrantholder any legal or equitable right, remedy or claim.

16.  COUNTERPARTS.
     -------------

     This Warrant may be exercised in counterpart with each constitution; an original and together constituting but one and the same Warrant.

                           (signature page follows)

     IT WITNESS WHEREOF, drkoop.com, Inc. has caused this Warrant to be duly executed and delivered to the Warrantholder identified below on the date first set forth above.


                                             drkoop.com, Inc.


                                             By: /s/ Donald W. Hackett
                                                --------------------------------
                                                Donald W. Hackett
                                                Chief Executive Officer


Dated: April 9, 1999



Acknowledged and Accepted:
--------------------------

Infoseek Corporation



By: /s/ Harry Motro
    ---------------------------------
    Name:  Harry Motro
    Title: CEO

Address for Notice:
1399 Moffett Park Drive
Sunnyvale, CA  94089

                                  APPENDIX J

                   Guidelines for Advertising on GO Network

The advertising environment must be appropriate in the context of the GO Network. This "advertising environment" includes the ad unit itself, the advertiser's web site and direct links off of it, the specific destination URL, interstitial or buffer pages, and all other elements that define the guest's online experience.

An advertising environment or advertising materials of the types enumerated in the first grouping below will not be accepted and materials may also be rejected, at the discretion of Infoseek

What is clearly not appropriate?

 .    Hard liquor-related (brown goods, white goods, etc)
 .    Tobacco-related (cigarettes, cigars, pipes, chewing tobacco, etc)
 .    Guns/weapons-related (firearms, bullets, etc)
 .    Drugs-related (marijuana, etc)
 .    Gambling-related (casinos, lotteries, etc)
 .    Pornographic-related (sex sites)
 .    Crime-related (dealing with the notorious)
 .    Death-related (funeral homes, mortuaries)
 .    Graphic violence (including certain types of game sites)

What may also be considered by Infoseek as inappropriate?

 .    Involves what Infoseek considers to be a direct business competitor of GO
     Network.
 .    Involves unauthorized or unapproved use of GO Network creative assets
     (including ESPN talent, ABC logos, Disney characters, movie logos, theme park imagery, names and marks used in GO Network).
 .    Involves an advertiser in a category where the privilege of exclusivity has previously been sold to another advertiser.
 .    Involves a copy or parody of current or past GO Network product.
 .    Politics-related (lobbyists, PAC sites, political campaigns)
 .    Non-hard liquor related (beer, non-alcoholic beer, wine, champagne, etc.)
 .    Other "controversial topics" (politics, social issues, etc.) as determined by Infoseek in its discretion
 .    Involves an implied affiliation or favored status with GO Network.
 .    Involves unreasonable or highly unlikely product or service claims.

Solicitation of Personal Information: The advertiser's web site should not require guest registration prior to site access when linking to such site through the banner. The destination URL should not be a registration screen, sweepstakes entry screen or other screen that immediately solicits personal information from a site guest.

Where information is requested:

 .    Any solicitation of personal information must include a clear request that children below the age of 13 years seek parental permission before providing any such information.

 .    The advertiser must clearly explain to the guest how the advertiser will utilize the personal information collected.

 .    Only certain functionality or premium content areas will require the user to submit personal information.

Infoseek welcomes the opportunity to work closely with advertisers and agencies, to insure that ad content and web sites meet standards for advertising applicable to GO Network.

Immediately upon determining that an advertisement does not meet these ad guidelines, that ad will be removed from GO Network.

All advertisers, agents or representatives placing ads on behalf of or with GO
     Networks must adhere to these advertising guidelines. Infoseek reserves the right of refusal for any advertising placement for any reason, whether due to content, technological, legal, privacy or other considerations.

OTHER GUIDELINES:

NO "POP UP" ADS